UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2016

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 20, 2016, Senseonics Holdings, Inc. (the “Company”), and Senseonics, Incorporated entered into a letter agreement (the “Letter Agreement”) with Stephen P. DeFalco, the chairman of the Company’s board of directors.  Pursuant to the Letter Agreement, the Company agreed to grant Mr. DeFalco a fully vested restricted stock award (the “Restricted Stock Award”) under the Company’s 2015 Equity Incentive Plan, as amended, for 300,000 shares of the Company’s common stock in full satisfaction of Senseonics, Incorporated’s remaining obligations under that certain Transaction Bonus Agreement, dated December 4, 2015, by and between Senseonics, Incorporated and Mr. DeFalco.

The foregoing description of the Letter Agreement and the Restricted Stock Award is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 hereto, and the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement, which is filed as Exhibit 10.2 hereto, each of which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

NumberDescription

10.1Letter Agreement, by and among the Company, Senseonics, Incorporated and Stephen P. DeFalco, dated June 20, 2016.

10.2Restricted Stock Award Grant Notice and Restricted Stock Award Agreement, by and between the Company and Stephen P. DeFalco, dated June 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2016	SENSEONICS HOLDINGS, INC.

	By:	/s/ R. Don Elsey
	Name:	R. Don Elsey
	Title:	Chief Financial Officer